                               BOOKS AND RECORDS

                   LINCOLN NATIONAL VARIABLE ANNUITY FUND A

         RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

    Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having Transactions with
                       Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

LN-Record                Location            Person to Contact             Retention
---------                --------            -----------------             ---------
Annual Reports           Finance             Eric Jones                    Permanently, the first two
To Shareholders                                                            years in an easily accessible
                                                                           place

Semi-Annual              Finance             Eric Jones                    Permanently, the first two
Reports                                                                    years in an easily accessible
                                                                           place

Form N-SAR               Finance             Eric Jones                    Permanently, the first two
                                                                           years in an easily accessible
                                                                           place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record
--------------

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

Purchases and Sales Journals
----------------------------
Daily reports            Delaware            Fund Accounting          Permanently, the first two
of securities                                                         years in an easily accessible
transactions                                                          place


Portfolio Securities
--------------------

Equity Notifi-           Delaware            Fund Accounting          Permanently, the first two
cations                                                               years in an easily accessible
                                                                      place

LN-Record                Location            Person to Contact        Retention
---------                --------            -----------------        ---------
Public Bond              Delaware            Fund Accounting          Permanently, the first two
Trades                                                                years in an easily accessible
Notifications                                                         place
(Bank Statement)

Receipts and Deliveries of Securities (units)
---------------------------------------------

Not Applicable.

Portfolio Securities
--------------------

Debit and                Delaware            Fund Accounting          Permanently, the first two
Credit Advices                                                        years in an easily accessible
from Bankers                                                          place
Trust Company

Receipts and Disbursements of Cash and other Debits and Credits
---------------------------------------------------------------

Investment               Delaware            Fund Accounting          Permanently, the first two
Journal                                                               years in an easily accessible
                                                                      place

Daily                    Delaware            Fund Accounting          Permanently, the first two
Journals                                                              years in an easily accessible
                                                                      place

(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

         (i) Separate ledger accounts (or other records) reflecting the following:

         (a)   Securities in transfer;
         (b)   Securities in physical possession;
         (c)   Securities borrowed and securities loaned;
         (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
         (e)   Dividends and interest received;
         (f)   Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

General Ledger
--------------
LNL trial                Delaware            Fund Accounting               Permanently, the first two
balance (4000                                                              years in an easily accessible
series)                                                                    place

Securities in Transfer
----------------------

Bank Advices             Delaware            Fund Accounting               Permanently, the first two
                                                                           years in an easily accessible
                                                                           place

LN-Record                Location            Person to Contact             Retention
---------                --------            -----------------             ---------
Notification             Treasurers-         Ken Hobson                    Permanently, the first two

of Securities            Sec. Custody                                      years in an easily accessible
Transactions.                                                              place
(Original
records main-
tained by
custodian bank.)

Securities in Physical Possession
---------------------------------

Securities               Treasurers-         Ken Hobson                    Permanently, the first two
Ledger.                  Sec. Custody                                      years in an easily accessible
(Portfolio                                                                 place
report
available on
request from
Bankers Trust
Company -
Keeper of
original
records).

Monthly                  Securities          Nate Wagley                   Permanently, the first two
Portfolio                Compliance                                        years in an easily accessible
Listings                                                                   place

Securities Borrowed and Loaned
------------------------------

AOS file                 Treasurers-         Ken Hobson                    Permanently, the first two
                         Sec. Custody                                      years in an easily accessible
                                                                           place

Monies Borrowed and Loaned
--------------------------

Not Applicable.

Dividends and Interest Received
-------------------------------

Interest File            Delaware            Fund Accounting               Permanently, the first two
Accrual Activity                                                           years in an easily accessible
Journal                                                                    place

Dividend Master          Delaware            Fund Accounting               Permanently, the first two
File Display                                                               years in an easily accessible
                                                                           place

Dividends Receivable and Interest Accrued
-----------------------------------------

Interest File            Delaware            Fund Accounting               Permanently, the first two
Accrual Activity                                                           years in an easily accessible
Journal                                                                    place

Dividend Master          Delaware            Fund Accounting               Permanently, the first two
File Display                                                               years in an easily accessible
                                                                           place

LN-Record                Location            Person to Contact             Retention
---------                --------            -----------------             ---------
Investment               Delaware            Fund Accounting               Permanently, the first two
Journal                                                                    years in an easily accessible
                                                                           place

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

Ledger Account for each portfolio Security
------------------------------------------
Inventory                Delaware            Fund Accounting               Permanently, the first two
(on line)                                                                  years in an easily accessible
                                                                           place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer            Delaware            Fund Accounting               Permanently, the first two
Ledger                                                                     years in an easily accessible
                                                                           place

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held.
in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

Shareholder Accounts
--------------------
Master file              Finance             Eric Jones                    Permanently, the first two
record                   CS&RM               Nancy Alford                  years in an easily accessible
                                                                           place

(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

LN-Record                Location            Person to Contact             Retention
---------                --------            -----------------             ---------
Securities Position Record
--------------------------

Maintained by            Bankers             Mutual Funds Division         Permanently, the fist two
Custodian of             Trust                                             years in an easily accessible
Securities               Company                                           place

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

Corporate Documents
-------------------
Bylaws and               Secretary           Cindy Rose                    Permanently, the first two
minute books.                                                              years in an easily accessible
                                                                           place

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

Sales Order or           Vantage             Mutual Funds Operation        Six years, the first two
Purchase Order           Global                                            years in easily accessible
                                                                           place

Confirmations            Vantage             Mutual Funds Operation        Six years, the first two
                         Global                                            years in an easily accessible
                                                                           place

Notification             Investment          Pat Roller                    Six years, the first two
Form (Generate           Admin.                                            years in an easily accessible
from AOS                                                                   place
trading system)

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

Short-Term Investments
----------------------
Notification             Investment          Pat Roller                    Six years, the first two
Form (Generate           Admin.                                            years in an easily accessible
from AOS                                                                   place
trading system)

Bank Advice and          LIM                 Ann Warner                    Six years, the first two
Issuer                                                                     years in an easily accessible
Confirmation                                                               place

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

LN-Record                Location            Person to Contact             Retention
---------                --------            -----------------             ---------
Record of Puts, Calls, Spreads, Etc.
------------------------------------

Not Applicable.

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

Trial Balance
-------------
General Ledger           Delaware            Fund Accounting               Permanently, the first two
                                                                           years in an easily accessible
                                                                           place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage                LIM                 Gina Rohrbacher               Six years, the first two
Allocation                                                                 years in an easily accessible
Report                                                                     place

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Trading                  LIM/                Mutual Funds Operation        Six years, the first two
Authorization            Vantage                                           years in an easily accessible
                         Global                                            place

Advisory                 Law Division        Products and Distribution,    Six years, the first two
Agreements                                   LNL Law Division              years in an easily accessible
                                                                           place

(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

LN-Record                Location            Person to Contact             Retention
---------                --------            -----------------             ---------
Issue Folders            LIM/                Mutual Funds Operation        Six years, the first two
                         Vantage                                           years in an easily accessible
                         Global                                            place

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence           Product             Nancy Alford                  Six years, the first two
                         Admin.                                            years in an easily accessible
                         Product                                           place
                         Management

Pricing Sheets           Delaware            Fund Accounting               Permanently, the first two
                                                                           years in an easily accessible
                                                                           place

Bank State-              Delaware            Fund Accounting               Six years, the first two
ments                                                                      years in easily accessible
and Cash                                                                   place
Reconciliations

Proxy State-             Annuities           Nancy Alford                  Six years, the first two
ments and                Division -                                        years in an easily accessible
Proxy Cards              Admin.                                            place



                                       March 24, 2000